Exhibit 10.10

CONSULTING AGREEMENT

          This Consulting Agreement (“Agreement”) is made as of June 30, 2008 by and between BioDrain Medical, Inc., a Minnesota corporation (the “Company”) and Namaste Financial, Inc., a California corporation (the “Consultant”).

RECITALS

          A. The Company is an early stage company developing a patented medical device designed to provide medical facilities with an effective, efficient and affordable means to safely dispose of contaminated fluids.

          B. The Consultant has significant expertise in the health sciences industry.

          C. The Company desires to engage the Consultant, as an independent contractor, to perform the services described in this Agreement and the Consultant desires to perform such services for the Company, in accordance with the terms and conditions set forth in this Agreement. This Agreement is not an employment agreement and neither the Company nor Consultant intends to create any such employment relationship.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

AGREEMENT

          1. Term. The Company retains the Consultant and the Consultant accepts this appointment with the Company for a period of twelve months, beginning on April 15, 2008 and ending on April 14, 2009 (the “Term”) unless terminated earlier in accordance with the provisions of Section 5.

          2. Duties of Consultant. The Consultant agrees to render consulting services to the Company for the Term of this Agreement. The Consultant’s duties and obligations shall be to advise the Company with regard to various aspects of its operations and business and to provide general business, strategic and growth advisory services. The Consultant will determine the required hours, method, details and means of performing the services. The Consultant shall be obligated to perform services up to an aggregate of forty (40) hours per month at the Consultant’s discretion.

          3. Compensation. The Company shall pay to the Consultant, as compensation for the services performed pursuant to this Agreement, the following:

(a)

Consultant shall receive 125,000 shares (“Consultant Shares”). The Company represents that upon the issuance of the Consultant Shares, all shares of the Consultant Shares shall be duly and validly issued, fully paid and non-assessable.

(b)

Warrants. Consultant shall be issued warrants to purchase 125,000 shares of Company common stock at an exercise price of $0.46 per share (the “Warrants”). The Warrants will be fully vested immediately upon the date of issuance and will expire five years after the date of issuance. The Warrants will have a cashless exercise provision. The Company represents that upon the issuance of the shares of common stock underlying the Warrants, such shares shall be duly and validly issued, fully paid and non-assessable.

(c)

Reimbursement. The Company shall reimburse the Consultant for reasonable costs and expenses incurred by the Consultant in providing the consulting services, in accordance with the Company’s expense reimbursement guidelines. All expenses must be approved in advance by the Company’s Chief Financial Officer; provided, however, that the Company may elect at its sole discretion not to reimburse Consultant for any particular expense. The Company retains the right to determine the reasonableness of any submitted expense and to deny unreasonable expenses in its sole discretion. The Company will not reimburse Consultant for basic office expenses including, but not limited to, meals, office space, equipment telephone, postage, copying, stationary, business cards.

          4. Nondisclosure. The Consultant acknowledges and agrees that:

                    (a) Any and all information disclosed by the Company and/or any of its affiliates to the Consultant and/or any of his agents, representatives or affiliates in connection with this Agreement, regardless of the method or purpose of disclosure, is considered confidential information, unless such information falls within the exceptions as stated in this section (collectively, “Confidential Information”).

                    (b) The Consultant hereby acknowledges and agrees that all such Confidential Information is the sole and exclusive property of the Company. Confidential Information shall be held and retained in trust and in a manner adequate to protect the Company’s proprietary rights and interests and such information shall not be disclosed to others or used for purposes other than performing under this Agreement without the Company’s prior written consent. Notwithstanding the foregoing, the Consultant may disclose Confidential Information where the Consultant believes in good faith that such disclosure must be made in order to not commit a violation of law (which may be statutory, regulatory, judicial or otherwise). In the event that the Consultant or any of his representatives are required, in the opinion of counsel (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), or requested by any governmental authority, to disclose any information supplied to him or to any of his representatives in the course of his dealings with the Company or its representatives, the Consultant agrees to provide the Company with prompt written notice of such request(s) so that it may, with the assistance and cooperation of the Consultant, seek an appropriate protective order and/or waive the Consultant’s compliance with the provisions of this Agreement.

                    (c) Confidential Information may be disclosed to agents of the Consultant, but only when such disclosure is required and necessary for successful performance under this Agreement and only to those agents who have become signatories to this Agreement.

                    (d) Confidential Information, as used in this section, does not include information that:

                              (i) is or becomes legally known and available to the public prior to or subsequent to its disclosure to the Consultant;

                              (ii) was acquired by the Consultant from a third party who was lawfully in possession of the information and under no obligation to the Company to maintain its confidentiality; or

                              (iii) was independently developed by the Consultant, without utilizing the Confidential Information of the Company.

                    (e) The Consultant acknowledges that any disclosure or unauthorized use of Confidential Information will constitute a material breach of this Agreement and cause substantial harm to the Company for which damages would not be a fully adequate remedy, and, therefore, in the event of any such breach, in addition to other available remedies, the Company shall have the right to obtain injunctive relief. The Consultant further agrees that, immediately upon the Company’s request and in any event upon termination of this Agreement, the Consultant shall deliver to the Company all Confidential Information in the Consultant’s possession.

          5. Termination.

                    (a) Termination on Notice. Either party may terminate this Agreement at any time during the Term by giving thirty (30) days prior written notice to the other party.

                    (b) Termination on Default. Should either party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination shall be effective immediately on receipt of said notice. For purposes of this section, material breaches of this Agreement shall include, but not be limited to, (i) non-payment of compensation by the Company; (ii) the willful breach or habitual neglect by the Consultant of the duties which he is required to perform under the terms of this Agreement; or (iii) the Consultant’s commission of acts of fraud or material misrepresentation against the Company.

                    (c) Payment upon Termination. In the event of termination of this Agreement pursuant to this Section 5, the Company shall promptly pay the Consultant (i) any consulting fees earned but unpaid before termination, and (ii) any expenses reasonably incurred by the Consultant prior to termination, so long as the Consultant submits appropriate expense reimbursement requests within thirty (30) days following the date of the termination notice.

          6. Consultant’s Representations. The Consultant represents and warrants that:

                    (a) The Consultant’s performance of the consulting services or of any term of this Agreement will not breach any agreement or understanding that the Consultant has with any other person or entity and that there is no other contract or duty now in existence inconsistent with the terms of this Agreement.

                    (b) During the Term of this Agreement, the Consultant shall not be bound by any agreement, nor assume any obligation, which would in any way be inconsistent with the consulting services to be performed by the Consultant under this Agreement.

                    (c) In performing the consulting services, the Consultant will not use any confidential or proprietary information of any other person or entity or infringe the intellectual property rights (including, without limitation, patent, copyright, trademark or trade secret rights) of any other person or entity nor will the Consultant disclose to the Company, or bring onto the Company’s premises, or induce the Company to use any confidential information of any person or entity other than the Company or the Consultant.

                    (d) During the Term of this Agreement, the Consultant will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. The Consultant further represents and warrants that the Consultant’s performance of the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Company Consultant in confidence or in trust prior to or concurrent with this Agreement with the Company. The Consultant has not entered into, and agrees not to enter into, any oral or written agreement in conflict with this one.

                    (e) The Consultant will abide by all applicable laws in the course of performing the Consulting Services.

                    (f) Consultant is acquiring the Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, Consultant does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, or a registration statement or an exemption under the 1933 Act. Consultant is acquiring the Shares hereunder in the ordinary course of its business. Consultant does not presently have any agreement or understanding, directly or indirectly, with any “Person” to distribute any of the Shares. For purposes of this Agreement, a “Person” is any individual, limited liability company, partnership, joint venture, corporation, trust, unincorporated organization and government or any department or agency thereof.

                    (g) Consultant is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. Consultant is not required to be registered as a broker dealer under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”). Consultant is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or to Consultant’s knowledge, any general solicitation or advertisement.

                    (h) Consultant understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Consultant’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Consultant set forth herein in order to determine the availability of such exemptions and the eligibility of Consultant to acquire the Shares.

                    (i) Consultant and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Consultant. Consultant and its advisors, if any, have been afforded the opportunity to ask questions of the Company and to receive answers thereto concerning the Company and the transactions contemplated herein. Neither such inquiries nor any other due diligence investigations conducted by Consultant or its advisors, if any, or its representatives shall modify, amend or affect Consultant’s right to rely on the Company’s representations and warranties contained herein. Consultant understands that its investment in the Shares involves a high degree of risk. Consultant has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

                    (j) Consultant acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                    (k) Consultant understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

          7. Notices. All notices given under this Agreement shall be in writing. Any notice may be transmitted by any means selected by the sender. A notice that is mailed to a party at its address given below, registered or certified mail, return receipt requested, with all postage prepaid, will be deemed to have been given and received on the earlier of the date reflected on the return receipt or the third business day after it is posted. Any notice sent by facsimile transmission to a party at its facsimile number given below shall be deemed to have been given and received upon confirmation of transmission by the sender’s facsimile machine. Any notice transmitted by recognized overnight courier service to a party at its address given below shall be deemed given and received on the first business day after it is delivered to the courier. Any notice given by any other means shall be deemed given and received only upon actual receipt. The addresses and facsimile numbers of the parties for notice purposes are as follows:

If to the Company:

BioDrain Medical, Inc.
Attn: Kevin R. Davidson, President & CEO
699 Minnetonka Highlands Lane
Orono, MN 55356
Facsimile: (952) 476-2361

With copy to (which shall not constitute notice):

Richardson & Patel LLP
Attn: Ryan S. Hong, Esq.
10900 Wilshire Blvd, Suite 500
Los Angeles, CA 90024
Facsimile: (310) 208-1154

If to the Consultant:

Namaste Financial, Inc.
Attn: Bill Glaser, CEO
12233 Octagon Street
Los Angeles, CA 90049

Any party may change its address or facsimile number for notice purposes, or add additional persons to whom copies of any notice should be sent, by written notice to the other party.

          8. Choice of Law, Jurisdiction and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Any claim or dispute arising out of, connected with, or in any way related to this Agreement shall be instituted by the complaining party and adjudicated in a court of competent jurisdiction located in Los Angeles County, California, and the parties to this Agreement consent to the personal jurisdiction of and venue in such courts. In no event shall any party to this Agreement contest the personal jurisdiction of such courts over or the venue of such courts.

          9. Counterparts. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

          10. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

          11. Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of the same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

          12. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the services to be rendered by the Consultant to the Company in any manner whatsoever.

[Signature Page Follows]

                    WHEREFORE, the parties have executed this Agreement on the date first written above.

COMPANY:

BioDrain Medical, Inc.

By:

Kevin R. Davidson, President and CEO

CONSULTANT:

Namaste Financial, Inc.

By:

Bill Glaser, CEO